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                              Exhibit 1a(8)(j)(i)

                  FORM OF AMENDMENT TO PARTICIPATION AGREEMENTS



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                SALOMON BROTHERS VARIABLE TRUST SERIES FUNDS INC

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio


                           Salomon Investors Fund Inc.
                           Salomon Strategic Bond Fund
                            Salomon Total Return Fund